UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2014

Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Notes with Beaufort Ventures PLC

On March 7, 2014 and with a closing date of March 11, 2014, Titan Iron Ore Corp. (the “Company”) entered into a securities purchase agreement (the “Beaufort SPA”) with Beaufort Ventures PLC (“Beaufort”), pursuant to which the Company will sell a six month, 8% Convertible Redeemable Note to Beaufort ( the “Beaufort Note”). On March 11, 2014, Beaufort funded $55,000 at closing. The maturity date of the Beaufort Note is September 7, 2014 (the “Beaufort Maturity Date”), upon which the outstanding principal amount for the Beaufort Note is payable. Amounts funded plus interest under the Beaufort Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 58% of the lowest closing price in the ten (10) trading days previous to the conversion. However, if the Company’s share price loses the bid at any time before September 7, 2014 (ex: .0001 on the ask with zero market makers on the bid on level 2), loses DTC eligibility, or gets “chilled for deposit”, then the fixed conversion price resets to $.00001. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, and (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date. There is no redemption after the 180th day following the date of this note. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable.

In connection with the Beaufort transaction, on March 7, 2014, 2014, the Company entered into a debt purchase agreement (the “Beaufort Debt Purchase Agreement”) with Beaufort and GCA Strategic Investment Fund, Limited (“GCA”), whereby Beaufort agreed to assume $90,000 of the face value of a Convertible Promissory Note dated April 24, 2013, granted by the Company in favor of GCA (the “GCA Note”) on terms modified to be consistent with the Beaufort Note.

The Company issued the Notes described herein and intends to issue shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Contemporaneous with these financings, the GCA Note issued to the GCA Strategic Investment Fund, Limited was retired as of March 11, 2014.

The agreements described above are in substantially similar form as prior financing agreements the Company has on file with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Date: March 19, 2014

By:

/s/ Robert Rositano

Robert Rositano

CEO